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                                                                    EXHIBIT 10.1

                               BADGER METER, INC.

                           EXECUTIVE SUPPLEMENTAL PLAN
                                FOR KEY EMPLOYEES

                           (EFFECTIVE JANUARY 1, 2005)

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                                TABLE OF CONTENTS

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
SECTION 1.   ESTABLISHMENT OF PLAN AND PURPOSE                                1

SECTION 2.   DEFINITIONS AND CONSTRUCTION                                     1

SECTION 3.   ELIGIBILITY                                                      2

SECTION 4.   CREDITED AMOUNTS AND MEMORANDUM ACCOUNT                          2

SECTION 5.   BENEFIT DISTRIBUTIONS                                            3

SECTION 6.   FUNDING                                                          4

SECTION 7.   ADMINISTRATIVE PROVISIONS                                        4

SECTION 8.   GENERAL PROVISIONS                                               5
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                               BADGER METER, INC.

                  EXECUTIVE SUPPLEMENTAL PLAN FOR KEY EMPLOYEES

     Establishment of Plan and Purpose

          Establishment of Plan. Badger Meter, Inc. hereby establishes the "Badger Meter, Inc. Executive Supplemental Plan For Key Employees" effective January 1, 2005 (the "Plan").

          Purpose of the Plan. The Plan has been established to supplement the benefits that eligible Participants will receive under the Company's qualified retirement plans. Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the amount of compensation which can be considered in determining benefits under a qualified retirement plan. Because of this rule, the Company cannot contribute the same percentage of compensation on behalf of the Participants that it can contribute on behalf of other employees. As a result, the Company makes a limited contribution to its qualified retirement plans on behalf of the Participants. The Company intends to supplement the Participants' benefits under the Company's qualified retirement plans by providing a supplemental benefit as determined under the terms of this Plan.

     Definitions and Construction

          Definitions.

               Code. The Internal Revenue Code of 1986, as amended.

               Company. Badger Meter, Inc., a Wisconsin corporation, and any successor. The Board of Directors of the Company, or those board members authorized by the entire Board of Directors, shall act on behalf of the Company for purposes of the Plan.

               Compensation. A Participant's annual base pay from the Company.

               Employment. Employment within the Company.

               ERISA. The Employee Retirement Income Security Act of 1974, as amended.

               Memorandum Account. The account maintained for the Participant pursuant to Section 4 below.

               Normal Retirement. Termination of employment with the Company on or after the date the Participant attains age 65.

               Participant. Each member of the Company's Executive Committee who is approved for participation in the Plan by the Corporate Governance Committee of the Company's Board of Directors.

               Plan. The Badger Meter Executive Supplemental Plan For Key Employees, as

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               stated in this document and as amended from time to time.

               Plan Year. Each calendar year.

          Construction. The laws of the State of Wisconsin, as amended from time to time, shall govern the construction and application of this Plan, except to the extent that federal law preempts state law. All references to statutory sections shall include the sections as amended from time to time or any other statute of similar meaning. If state law, federal law or regulatory provisions render any provision of this Plan unenforceable, the Plan provision shall have no effect to the extent required by law or regulation.

     Eligibility

          Commencement of Participation. Each eligible Participant shall participate in this Plan on the date specified by the Corporate Governance Committee of the Company's Board of Directors.

          Termination of Participation. The Participant's right to participate in this Plan shall cease on the earlier of: (a) the date his Employment terminates; (b) the date the Company terminates the Plan; or (c) the date the Company removes the Participant from continued participation.

     Credited Amounts and Memorandum Account

          Credited Contributions. As of the last day of each month prior to a Participant's termination of Employment, the Company shall make a contribution to the Plan on behalf of such Participant in an amount equal to 7.5% of the Participant's Compensation for that month.

          Credited Earnings

               As of the last day of each month prior to complete distribution of a Participant's Memorandum Account, the total amount credited to and remaining in the Participant's Memorandum Account relating to prior years' contributions and interest shall be credited with interest.

               Interest shall be credited at a rate equal to the prime rate of interest in effect at the M&I Marshall & Ilsley Bank of Milwaukee, Wisconsin (or the Company's prime lender, if not the M&I) as of the first business day of each Plan Year.

          Memorandum Account.

               Solely for the purpose of measuring the total amount due to the Participant, the Company shall maintain a Memorandum Account. The Company shall use the Memorandum Account to keep records to determine the credited contribution and credited earnings for each Plan Year. Within 30 days after the last day of each Plan Year, the Company shall


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               provide to the Participant, his beneficiary or estate, a
               statement indicating the balance credited to the Memorandum Account.

               The Memorandum Account shall not represent specific investments or other assets of the Company even if the Company has purchased insurance or accumulates funds for the purpose of paying the Participant under this Plan. The Memorandum Account shall not constitute or be treated for any reason as a trust for, property of, or a security interest for the benefit of, the Participant, his beneficiary or estate. The Participant's rights under this Plan are limited to those of a general unsecured creditor of the Company; the Plan constitutes a mere promise by the Company to make benefit payments in the future.

     Benefit Distributions

          General. As described in Sections 5.2 and 5.3, the amount payable to the Participant at Normal Retirement or other termination of Employment shall be determined by the amount, including earnings, credited to his Memorandum Account.

          Normal Retirement Benefit. Upon Normal Retirement, the Company will pay the Participant's accrued benefit in either of the following two methods, as elected by the Participant in accordance with Section 5.6.

          A single lump sum paid on the first business day of the 7th month following his Normal Retirement date; or

               Payments over 10 or fewer years as selected by the Participant, payable in quarterly installment payments beginning on the first business day of the 7th month following the date of the Participant's Normal Retirement. The Company shall determine the amount of each installment payment using the "declining digits" method. The first year's payments are based on 1/10 of the then current balance and the second year's installments are based on 1/9 of the then current balance, and so on. The unpaid balance shall be credited with interest as provided in Section 4.2.

          Benefit Upon Other Termination of Employment. Upon death, disability, or any other termination of employment before Normal Retirement, the Company will pay the accrued benefit to the Participant or beneficiary in the form of a lump sum on the first business day of the 7th month following the date of the Participant's termination of employment.

          Hardship Distribution. Notwithstanding the provisions in this Section 5, in the event of a financial emergency occurring in the personal affairs of the Participant or beneficiary during the payout period, the Plan Administrator may in its sole discretion elect to accelerate the payout. The term "unforeseeable emergency" means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant's spouse, or a dependent (as defined in Section 152 of the Internal Revenue Code) of the Participant, loss of the


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          Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The amount distributed with respect to an emergency may not exceed the amount necessary to satisfy such emergency plus the amount necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

          Designation of Beneficiary. The Participant shall have the right to designate a beneficiary or beneficiaries to receive any portion of his Memorandum Account unpaid at his death. Such designation shall be effected by filing written notification with the Plan Administrator in the form it prescribes and may be changed from time to time by similar action. If the Participant does not make such designation, any such unpaid portion of the Participant's benefit shall be paid to his estate in accordance with whatever plan may be selected by the Plan Administrator.

          Payment Election. A Participant's election shall be filed with the Plan Administrator at the time he or she begins participation in the Plan on a form designated by the Plan Administrator. The election shall specify the form of distribution desired when distribution becomes available. An election may only be changed with respect to amounts earned in calendar years following the date the election change is filed with the Plan Administrator. The Participant may not change this election with respect to amounts previously contributed to the Plan. The Company shall establish separate subaccounts as needed to identify amounts subject to different payment elections.

     Funding

          The Company intends that the arrangement described in this Plan be unfunded for tax purposes and for purposes of Title I of ERISA. All benefits payable pursuant to the Plan shall be paid for, or provided by, the Company from its general assets. If the Company establishes a trust to assist the Company in providing benefits under this Plan, the trust will conform to the terms of the model trust as described in Revenue Procedure 92-64 or, if applicable, subsequent regulatory guidance.

     Administrative Provisions

          Administrator. The Company is the administrator of the Plan and determines the amount and character of all Plan benefits. The Company has the authority and discretion to interpret the Plan, to promulgate and revise rules pertaining to the Plan, and to make any other determination which it deems necessary or advisable for the administration of the Plan. The Company's decisions with respect to the Plan are final.

          Administrative Duties. With the exception of the duties specified in
          Section 7.3, the Company may delegate its duties to any officer, employee or advisory committee. However, the Participant may not, in any event or circumstance,


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          exercise discretion or control on behalf of the Company with respect to his own Plan benefits. As of the effective date of this Plan, the Company has delegated its administrative duties to the non-Participant members of the Badger Meter, Inc. Corporate Governance Committee. The Company may remove such persons and appoint replacements as it determines appropriate.

          Termination and Amendment. The Company, by written resolution of its Board of Directors, may terminate, suspend, alter or amend this Plan at any time. The Participant shall be vested in his Memorandum Account as of the date that the Plan is terminated, suspended, altered or amended and the amount provided under the Plan shall continue to be paid to the Participant, his beneficiary or estate as provided under this Plan. (No amendment may deprive a Participant of a benefit accrued prior to the amendment, including earnings credited to the account balance, without the Participant's consent.)

     General Provisions

          No Pledge. No person eligible to receive any payment under this Plan shall have the right to pledge, assign, transfer, sell, or otherwise dispose of all or any portion of such payment, either directly or by operation of law, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy.

          Continued Employment. Nothing in this Plan shall be construed or interpreted as giving the Participant the right to be retained by the Company or impair the Company's right to terminate his services.

          Forfeiture for Cause. If a Participant's Employment is terminated for Cause, his benefits under this Plan shall be fully and completely forfeited. "Cause" means, as determined by the Company, the Participant's intentional dishonest or illegal conduct in connection with his performance of services for the Company.

          Successors. This Plan shall inure to the benefit of and shall be enforceable by the Company, its successors and assigns.

          Withholding. The Company has the right to deduct any federal, state or local taxes required by law to be withheld from any payment under this Plan.

          Notice. All notices, designations or reports provided for in this Plan shall be in writing and delivered personally or by registered or certified mail, return receipt requested. In the case of the Company, correspondence shall be addressed to the Company's principal business office. In the case of the Participant or his beneficiary, correspondence shall be addressed to his or his beneficiary's home address as shown on the records of the Company.


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          Indemnification. The Company shall indemnify each individual who is responsible for administering the Plan against all claims, losses, damages, and expenses, including counsel fees, incurred by such individual and any liability, including any amounts paid in settlement with the Company's approval arising from the individual's actions or failure to act, except when the act or omission is judicially determined to be misconduct or willful misconduct of the individual.


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                               BADGER METER. INC.

                           EXECUTIVE SUPPLEMENTAL PLAN
                                FOR KEY EMPLOYEES

                             BENEFICIARY DESIGNATION
                            AND PAYMENT ELECTION FORM

          I hereby elect that the amount due me upon Normal Retirement, if any, under the Executive Committee Supplemental Employee Retirement Plan relating to amounts earned in calendar years beginning on or after ___________________ be paid to me:

               [ ]  In one lump sum

               [ ] In quarterly installments (must be a multiple of 4 and no more than 40)

          I hereby designate as my beneficiary or beneficiaries pursuant to
Section 5.5 of the Plan:

________________________________________________________________________________

________________________________________________________________________________

          I reserve the right to revoke and/or change this election form as to amounts earned in calendar years after the filing of a new form and as delivered provided under the terms and conditions of said Plan.


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Date

Received by the Plan Administrator for the Badger Meter Executive Supplemental Plan For Key Employees on ________________, 20__.


                                        By:
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